                                                                 Exhibit 4.2

              AMENDMENT NO. 1 TO LOAN AND WARRANT AGREEMENT AND
                       REGISTRATION RIGHTS AGREEMENT



     This AMENDMENT NO. 1 TO LOAN AND WARRANT AGREEMENT AND REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made and entered into as of April 28, 2006, by and among Zoltek Companies, Inc., a Missouri corporation
("Zoltek"), and the lenders identified on the signature pages hereto (each, a "Lender" and, collectively, the "Lenders").

                                  RECITALS
                                  --------

     1. Zoltek and the Lenders are parties to a Loan and Warrant Agreement, dated as of September 29, 2005 (the "September Purchase Agreement"), pursuant to which Zoltek issued and sold to the Lenders an aggregate of $30,000,000 of Notes and certain Warrants (each as defined in the September Purchase Agreement), and a right to issue up to an additional $20,000,000 of Notes and certain Warrants. The Notes and Warrants issued under the September Purchase Agreement are referred to in this Amendment as the "September Notes" and "September Warrants," respectively. Capitalized terms used and not defined in this Amendment shall have the respective meanings set forth in the September Purchase Agreement.

     2. Zoltek and the Lenders are parties to a Loan and Warrant Agreement, dated as of February 9, 2005 (the "February Purchase Agreement" and together with the September Purchase Agreement, the "Purchase Agreements"), pursuant to which Zoltek issued and sold to the Lenders an aggregate of $20,000,000 of Notes and certain Warrants (each as defined in the February Purchase Agreement). The Notes and Warrants issued under the February Purchase Agreement are referred to as the "February Notes" and "February Warrants," respectively.

     3. In connection with the September Purchase Agreement, Zoltek and the Lenders entered into a Registration Rights Agreement, dated as of September 29, 2005 (the "September Registration Rights Agreement"), pursuant to which Zoltek undertook certain registration obligations to the Lenders.

     4. In connection with the February Purchase Agreement, Zoltek and the Lenders entered into a Registration Rights Agreement, dated as of February 9, 2005 (the "February Registration Rights Agreement", and together with the September Registration Rights Agreement, the "Registration Rights Agreements"), pursuant to which Zoltek undertook certain registration obligations to the Lenders.

     5. Zoltek and the Lenders now wish to further modify certain of the terms of the September Purchase Agreement, September Registration Rights Agreement, February Purchase Agreement and the February Registration Rights Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Zoltek and each Lender, severally and not jointly, agree as follows:

1.   February Notes. Subject to Section 7 and the terms hereof, each Lender
     --------------
     agrees to convert 100% of its February Notes (pertaining to an aggregate of $20,000,000 of February Notes) and exercise 100% of its February Warrants (pertaining to an aggregate of 457,142 shares of Common Stock) and 100% of its warrants issued in connection with the 2004 Loan Agreement on the Business Day following the date of this Amendment.

     1.1 In consideration for such exercise, Zoltek shall issue to each Lender a warrant in the form of Exhibit A attached hereto (the
                                     ---------
     "Additional Warrant"), registered in the name of such Lender, pursuant to which such Lender shall have the right to acquire the number of shares of Common Stock indicated opposite such Lender's name on Schedule A hereto under the heading "Additional Warrant-Warrant Shares"

     1.2 The parties hereby agree, that the September Warrants triggered the anti-dilution provisions under Section 9(d) of the February Warrants and as a result the exercise price of the February
     Warrants shall be reduce to $14.50.

2.   Third Closing. - Subject to the terms hereof and Section 7 and
     -------------
     notwithstanding any provision of the September Purchase Agreement to the contrary, each Lender and Zoltek agree that the Third Closing Date shall occur on the Business Day following the date of the Nasdaq Approval (as defined below).

     2.1. In connection with the Third Closing, Zoltek shall issue to each Lender (i) a note in the form of Exhibit B-1 hereto (the "April
                                           -----------
          Notes I"), registered in the name of such Lender in the aggregate principal amount of the purchase price indicated opposite such Lender's name of Schedule A hereto, and (ii) a warrant in the form
                           ----------
          of Exhibit C-1 hereto (the "April Warrants I"), registered in the
             -----------
          name of such Lender pursuant to which such Lender shall have the right to acquire the number of shares of Common Stock indicated opposite such Lender's name on Schedule A hereto under the heading
                                         ----------
          "April Warrants I-Warrant Shares". The aggregate principal amount of April Notes I issued to the Lenders under the Third Closing shall be $20,000,000. The Conversion Price of the April I Notes shall be $25.51; provided, however, that if the press release
                           --------  -------
          required under Section 8.4 has not been issued prior to 11am Eastern time, the Conversion Price of the April I Notes shall be the lesser of (i) $25.51 and (ii) the last bid price at 11:01 am as reported on Bloomberg.

     2.2. Zoltek shall deliver to each Lender the remaining closing deliveries under Section 2.8 of the September Purchase Agreement and each Lender shall deliver to Zoltek, in immediately available funds by wire transfer to an account designed by Zoltek, its respective purchase price.

     2.3. For the purposes of this Amendment, the term "Nasdaq Approval" shall mean the date in which the Company receives approval from Nasdaq to issue all of the securities and the underlying shares of Common Stock contemplated by this Amendment. Zoltek shall use its best efforts to obtain the Nasdaq Approval as promptly as possible. To the extent Nasdaq requires Zoltek to obtain the consent of its shareholders, Zoltek hereby agrees that the provisions of
          Section 5(b)(iii) of the April I Notes shall apply and are hereby incorporated into this Amendment.

3.   Fourth Closing. -Subject to the terms hereof and Section 7 and
     --------------
     notwithstanding any provision of the September Purchase Agreement to the contrary, each Lender and Zoltek agree that the Fourth Closing Date shall occur on the Business Day following the Event Date (as defined below).

     3.1. In connection with the Fourth Closing, Zoltek shall issue to each Lender (i) a note in the form of Exhibit B-2 hereto (the "April
                                           -----------
          Notes II", and together with the April Notes I, the "April Notes"), registered in the name of such Lender in the aggregate principal amount of the purchase price indicated opposite such Lender's name of Schedule A hereto, and (ii) a warrant in the form
                           ----------
          of Exhibit C-2 hereto (the "April Warrants II", and together with
             -----------
          the April Warrants I, the "April Warrants"), registered in the name of such Lender pursuant to which such Lender shall have the right to acquire the number of shares of Common Stock indicated opposite such Lender's name on Schedule A hereto under the heading
                                         ----------
          "April Warrants II-Warrant Shares". The aggregate principal amount of April Notes II issued to the Lenders under the Fourth Closing shall be $10,000,000. The Conversion Price of the April II Notes shall be $25.51; provided, however, that if the press release
                           --------  -------
          required under Section 8.4 has not been issued prior to 11am Eastern time, the Conversion Price of the April II Notes shall be the lesser of (i) $25.51 and (ii) the last bid price at 11:01 am as reported on Bloomberg.

     3.2. Zoltek shall deliver to each Lender the remaining closing deliveries under Section 2.9 of the September Purchase Agreement and each Lender shall deliver to Zoltek, in immediately available funds by wire transfer to an account designed by Zoltek, its respective purchase price.

     3.3. For the purposes of this Section 3, the term "Event Date" shall mean the date, following the Nasdaq Approval, Zolek delivers to each Lender either (i) a legal opinion of Hungarian counsel to the Zoltek and Opco stating that the April Notes II are covered under the Mortgage and Security Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and such Lender; or (ii) an amended Mortgage and Security Agreement covering the April Notes II, each properly endorsed and filed as required by applicable law to perfect the security interest of the Lenders. Notwithstanding anything to the contrary, each Lender shall have the right to require a Fourth Closing at any time after the expiration of 30 days following receipt of the Nasdaq Approval.

4.   Other Amendments.
     ----------------

     4.1. Zoltek and each Lender agree that Section 4.8(b) of the September Purchase Agreement shall be deleted and replaced in its entirety as follows:

          "(b) Prior to the one year anniversary of the Third
Closing Date, in the event the Borrower or any Subsidiary, directly or indirectly, determines to offer, sell, grant any option to purchase, or otherwise dispose of (or announces any offer, sale, grant or any option to purchase or otherwise dispose of) any Common Stock or Common Stock Equivalents (other than under and pursuant to the Notes and the Warrants) or any of its Subsidiaries' equity or Common Stock Equivalents, including without limitation, pursuant to a private placement, an equity line of credit or a shelf registration statement in accordance with Rule 415 under the Securities Act, (such offer, sale, grant, disposition or announcement being referred to as "SUBSEQUENT PLACEMENT"), the Borrower shall deliver to each Lender a written notice (the "SUBSEQUENT PLACEMENT NOTICE") of its intention to effect such Subsequent Placement, which specifies in reasonable detail the type of securities being offered (the "OFFERED SECURITIES"), all of the other material terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the names of the investors (including the investment manager of such investors, if any) and the investment bankers with whom such Subsequent Placement is proposed to be effected, and attached to which shall be a term sheet or similar document. Each Lender shall have until 6:30 p.m. (New York City time) on the fifth Trading Day after their respective receipt of the Subsequent Placement Notice to notify Borrower of its intention to participate ("NOTICE OF ACCEPTANCE"), subject to completion of mutually acceptable documentation, in such financing on the same terms as set forth in the Subsequent Placement Notice, provided however, that as to any transaction or series of related transactions, the Borrower shall have no obligation to offer the Lenders the right to participate, in the aggregate, in an amount that exceeds the greater of (i) 25% of the securities offered and (ii) a portion of the Subsequent Placement equal to the then outstanding principal amount of the Notes divided by the aggregate purchase price of the Subsequent Placement."

     4.2. Omicron Master Trust ("Omicron") hereby agrees to assign a portion of its right to purchase April Notes and April Warrants to Rockmore Investment Master Fund, Ltd ("Rockmore"), as set forth on Schedule A hereto.
          ----------

     4.3. In the event Zoltek does not obtain Nasdaq Approval within 30 days of the date of this Amendment, for a period of ten days immediately following such 30 day period the Lenders shall have the right upon written notice to Zoltek to terminate this Amendment and the Closings.

5.   Registration Rights. To ensure that the registration rights of the
     -------------------
     Lenders are not adversely affected as a result of the transactions contemplated by this Amendment and to provide registration rights consistent with the existing registration rights in respect of the securities issuable upon exercise of the April Notes and April Warrants, the parties agree as follows with respect to registration rights.

     5.1. In connection with the penalties due under the Registration Rights Agreements, (i) the Lenders hereby agree to waive and release Zoltek from any payment obligations under Section 2(c) of the February Registration Rights Agreement, September Registration Rights Agreement and the Prior Registration Rights Agreements that accrued prior to the date hereof, (ii) Section 2(c) of the February Registration Rights Agreement and the Prior Registration Rights Agreements
          shall be deleted in its entirety, (iii) Section 2(c) of the September Registration Rights Agreement shall remain in full force and effect in connection with any penalties arising after the date hereof, provided, however, that in the event of a breach of its
                  --------  -------
          obligations Zoltek shall issue to the Lenders an amount of unregistered Common Stock equal to 35% of the total number of shares of Common Stock into which the aggregate principal amount of the 2003 Debentures (as defined in the April Note), the 2004 Debentures (as defined in the April Note), the 2004 Notes (as defined in the April Note), February Notes, September Notes and April Notes would be convertible, and (iv) the Lenders hereby waive any Event of Default arising under all notes, debentures and warrants issued pursuant to the September Purchase Agreement, the February Purchase Agreement, the 2003 Securities Purchase Agreement, the 2004 Securities Purchase Agreement, the 2004 Securities Purchase Agreement and the 2004 Loan Agreement to the extent and only to the extent such Event of Default arose prior to the date hereof. For the purposes of this Section 5.1, the term "Prior Registration Rights Agreements" shall mean each of the registration rights agreements among Zoltek and the Lenders executed in connection with the 2003 Securities Purchase Agreement, the 2004 Securities Purchase Agreement, the 2004 Securities Purchase Agreement and the 2004 Loan Agreement.

     5.2. The parties hereby confirm that the definition of "Registrable Securities" under the September Registration Rights Agreement includes (a) the shares of Common Stock issuable upon conversion of the 2003 Debentures (assuming such 2003 Debentures are held until the maturity date thereof and all interest is accreted to principal thereunder), (b) the shares of Common Stock issuable upon the exercise of the warrants under the 2003 Securities Purchase Agreement, (c) payment of interest on the 2003 Debentures in Common Stock, (d) the shares of Common Stock issuable upon conversion of the 2004 Debentures (assuming such 2004 Debentures are held until the maturity date thereof and all interest is accreted to principal thereunder), (e) the shares of Common Stock issuable upon the exercise of the warrants under the 2004 Securities Purchase Agreement, (f) payment of interest on the 2004 Debentures in Common Stock, (g) the shares of Common Stock issuable upon conversion of the 2004 Notes (assuming such 2004 Notes are held until the maturity date thereof and all interest is accreted to principal thereunder), (h) the shares of Common Stock issuable upon the exercise of the warrants under the 2004 Loan Agreement, (i) payment of interest on the 2004 Notes in Common Stock, (j) the shares of Common Stock issuable upon conversion of the February Notes (assuming such September Notes are held until the maturity date thereof and all interest is accreted to principal thereunder), (k) the shares of Common Stock issuable upon the exercise of the February Warrants, (l) payment of interest on the February Notes in Common Stock, (m) the shares of Common Stock issuable upon conversion of the September Notes (assuming such September Notes are held until the maturity date thereof and all interest is accreted to principal thereunder), (n) the shares of Common Stock issuable upon the exercise of the September Warrants, (o) payment of interest on the September Notes in Common Stock, (p) the shares of Common Stock issuable upon conversion of each of the April Notes (assuming such April Notes are held until the maturity date thereof and all interest is accreted to principal thereunder), (q) the shares of Common Stock issuable upon the exercise of each of the April Warrants, (r) payment of interest on each of the April Notes in Common Stock, (s) any other Common
          Stock issuable upon conversion or exercise of any securities previously issued to the Lenders by Zoltek and (t) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any conversion or exercise price adjustment with respect thereto after the date hereof.

     5.3. Zoltek will use commercially reasonable efforts to prepare and file a registration statement to cover all shares of Common Stock issuable under the Transaction Documents, including the Registrable Securities.

     5.4. The registration statement contemplated in Section 2(b) of the September Registration Rights Agreement will constitute a "Registration Statement" under the September Registration Rights Agreement, and shall be subject to all the rights and obligations of and upon each of Zoltek and the "Lenders" thereunder. With respect to the Registration Statement contemplated by Section 2(b) of the September Registration Rights Agreement, the Filing Date shall be the 20th calendar day following the date hereof. The calculation of the Effectiveness Date with respect to the initial Registration Statement contemplated by Section 2(b) of the September Registration Rights Agreement shall be the earlier of:
          (i) the 90th day following the date hereof; provided, however,
                                                      --------  -------
          that, if the Commission reviews and has written comments to the filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (i) shall be the 120th day following the date hereof and (ii) the fifth Trading Day following the date on which Zoltek is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments.

     5.5. Notwithstanding anything to he contrary contained in this Section 5, each of the penalties due to the Lenders under the February Registration Rights Agreement, September Registration Rights Agreement and the Prior Registration Rights Agreements shall remain in full force and effect and continue to accrue until such time as Zoltek has obtained Nasdaq Approval.

6.   Continued Validity of Transaction Documents under Purchase Agreements.
     ---------------------------------------------------------------------
     The parties hereto agree that the Purchase Agreements and the Transaction Documents entered into in connection therewith (as amended by this Amendment), remain in full force and effect, modified to the extent and only to the extent necessary to give effect to this Amendment and the transactions herein contemplated.

7.   Closing.
     -------

     7.1. Closing. In connection with the Third Closing, on the Trading Day
          -------
          following the date on which the conditions set forth in Section
          2.8 of the September Purchase

          Agreement are satisfied and the Nasdaq Approval is received, and in connection with the Fourth Closing, on the Trading Day following the date following the Event Date on which the conditions set forth in Section 2.9 of the September Purchase Agreement are satisfied, or on such other date as the parties may agree (each, a "Closing Date"), the closing of the transactions contemplated by this Amendment shall occur (each, a "Closing").

8.   Miscellaneous.
     -------------

     8.1. Fees and Expenses. Zoltek has agreed to reimburse Rockmore $30,000
          -----------------
          for its legal fees and expenses in connection with this Amendment. Accordingly, the amount Rockmore must pay to Zoltek to purchase the April I Notes under Section 2 shall be reduced by $30,000. Except for the foregoing, each party hereto will bear the fees and expenses of its own counsel and advisors in connection with the negotiation and entering into of this Amendment. Zoltek shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

     8.2. Entire Agreement. This Amendment and the Transaction Documents,
          ----------------
          together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     8.3. Equal Treatment of Lenders. No consideration shall be offered or
          --------------------------
          paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Lender by Zoltek and negotiated separately by each Lender, and is intended to treat for Zoltek and the Lenders as a class and shall not in any way be construed as the Lenders acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

     8.4. Public Announcement. Zoltek shall, by11:00 a.m. Eastern time on
          -------------------
          April 28, 2006, issue a press release disclosing the material terms of the transactions contemplated hereby and by 4:30 p.m. Eastern time on such date, file a Current Report on Form 8-K, attaching such press release and the Transaction Documents thereto, each reasonably acceptable to each Lender. Zoltek and each Lender shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither Zoltek nor any Lender shall issue any such press release or otherwise make any such public statement without the prior consent of Zoltek, with respect to any press release of any Lender, or without the prior consent of each Lender, with respect to any press release of Zoltek, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, Zoltek shall not publicly disclose the name of any Lender, or include the name of any Lender in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Lender, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and
           (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case Zoltek shall provide the Lenders with prior notice of such disclosure permitted under subclause (i) or (ii).

     8.5.  Notices. Any and all notices or other communications or deliveries
           -------
           required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective as specified in the September Purchase Agreement. The address for such notices and communications shall be as set forth on the signature pages attached to the September Purchase Agreement.

     8.6.  Amendments; Waivers. No provision of this Amendment may be waived
           -------------------
           or amended except in a written instrument signed, in the case of an amendment, by Zoltek and each Lender or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

     8.7.  Amendment Controls. If any topic is addressed both in the Purchase
           ------------------
           Agreements (or any document related thereto) and in this Amendment, this Amendment shall control.

     8.8.  Construction. The headings herein are for convenience only, do not
           ------------
           constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     8.9.  Governing Law. All questions concerning the construction,
           -------------
           validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties agree that
           Section 8.8 of the September Purchase Agreement shall apply to this Amendment as if set forth in its entirety herein.

     8.10. Survival. The representations and warranties contained herein
           --------
           shall survive the delivery, exercise and/or conversion of the Securities, as applicable for the applicable statue of limitations.

     8.11. Execution. This Amendment may be executed in two or more
           ---------
           counterparts, all of which when taken together shall be considered one and the same document and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     8.12. Severability. If any provision of this Amendment is held to be
           ------------
           invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

     8.13. Independent Nature of Lenders' Obligations and Rights. The
           -----------------------------------------------------
           obligations of each Lender hereunder are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender. Nothing contained herein, and no action taken by any Lender pursuant hereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Lender shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. The Lenders have not relied upon the same legal counsel in their review and negotiation of this Amendment. Zoltek has elected to provide all Lenders with the same terms and form of Amendment for the convenience of Zoltek and not because it was required or requested to do so by the Lenders. Each Lender represents that it has been represented by its own separate legal counsel in its review and negotiations of this Amendment and each party represents and confirms that Proskauer Rose LLP represents only Omicron in connection with this Amendment.

                          (Signature Pages Follow)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

ZOLTEK COMPANIES, INC.

By:   /s/ Kevin Schott
     Name: Kevin Schott
     Title:  Chief Financial Officer

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                   SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: _____________________________________________________
Signature of Authorized Signatory of Investing Entity: ________________________ Name of Authorized Signatory: _________________________________________________
Title of Authorized Signatory: ________________________________________________
Email Address of Authorized Entity:____________________________________________

                                                   SCHEDULE A
                                                   ----------

-----------------------------------------------------------------------------------------------------------------
                        ADDITIONAL     APRIL NOTES I /     APRIL WARRANTS   APRIL NOTES II /    APRIL WARRANTS
                         WARRANTS       PURCHASE PRICE    I-WARRANT SHARES   PURCHASE PRICE   II-WARRANT SHARES
-----------------------------------------------------------------------------------------------------------------
    Rockmore
   Investment
Master Fund, Ltd                0         $3,333,333           45,734        $1,666,667              22,867
-----------------------------------------------------------------------------------------------------------------
 Omicron Master
     Trust                 55,556         $7,333,333          100,615        $3,666,667              50,308
-----------------------------------------------------------------------------------------------------------------
  Smithfield
 Fiduciary LLC             11,112         $3,333,333           45,734        $1,666,667              22,867
-----------------------------------------------------------------------------------------------------------------
    Iroquois
  Capital, L.P.             8,334         $2,000,000           27,441        $1,000,000              13,721
-----------------------------------------------------------------------------------------------------------------
   Cranshire
  Capital, L.P.            16,667         $2,000,000           27,441        $1,000,000              13,721
-----------------------------------------------------------------------------------------------------------------
   Midsummer
 Investment Ltd.           19,444         $2,000,000           27,441        $1,000,000              13,721
-----------------------------------------------------------------------------------------------------------------
        Total             111,113        $20,000,000          274,316       $10,000,000             137,205
-----------------------------------------------------------------------------------------------------------------